UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 14, 2011
(Date of earliest event reported)

VISTA INTERNATIONAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

88 Inverness Circle East, N-103, Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this document to “Vista,” “we,” “us,” “our,” or the “Company” refer to Vista International Technologies, Inc.

Item 8.01. Other Events.

Release of Deed of Trust

On February 14, 2011, Vista and Brown-Lewisville Railroad Family First Limited Partnership (“Brown”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) pursuant to which Vista will sell  all of its interest in the 26.8 acre industrial site it owns at 1323 Fulghum Rd. in Hutchins, Texas, to Brown.

The closing of the sale is contingent on various closing conditions, including removal of an $800,000 Deed of Trust filed by Alternate Power, Inc. on April 23, 2002.

On July 14, 2011, this lien was released by Alternate Power, Inc. and has been removed..

Settlement of Judgment

A judgment in a suit by a former employee for approximately $95,000 was entered against the Company on November 5, 2010.

 On July 12, 2011, the Court entered an order enforcing the settlement offer reached by the parties on September 16, 2010, which calls for an upfront payment of $15,445 on July 22, 2011 and subsequent payments of $3,000 per month beginning August 1, 2010.  The total amount to be paid by the Company, including interest of 6% per year on the unpaid balance will total approximately $98,700.    The case will be dismissed upon completion of the Company’s payment obligations.

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

The information contained in this filing is a statement of Vista’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Vista’s assumptions. Vista may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Vista’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Vista or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Vista assumes no responsibility.

Vista undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Vista does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

Dated: July 20, 2011	By:	/s/ Bradley A. Ripps
Bradley A. Ripps, Interim Chief Executive Officer